Exhibit 99.1
NEWS RELEASE Contact: Jim Fanucchi, Summit IR Group, Inc Phone Number: (408) 404-5400 Email: ir1@globalscape.com

GlobalSCAPE To Announce Second Quarter Fiscal Year 2009

Financial Results On Wednesday, August 12, 2009

SAN ANTONIO, TEXAS, July 29, 2009 - GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, today announced it will report financial results for its second quarter of fiscal year 2009 on Wednesday, August 12, 2009 at 3:30 p.m. Central Time.

Date: Wednesday, August 12, 2009

Time: 4:30 p.m. ET/3:30 p.m. CT

Dial-in: (800) 380-1061

Conference ID: 19367659

A webcast of the conference call will be available in the Investors section of GlobalSCAPE's website at www.globalscape.com.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, provides managed file transfer (MFT) products to securely exchange critical information over public networks. Since the release of CuteFTP in 1996, GlobalSCAPE's products have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. For more information about GlobalSCAPE's products, visit www.globalscape.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2008 calendar year, as amended by Form 10-K filed with the Securities Exchange Commission on March 31, 2009.